RUBY TUESDAY, INC.

CAFETERIA PLAN

THIS INDENTURE is made as of this 31st day of December, 2007, by RUBY TUESDAY, INC. (the “Primary Sponsor”).

INTRODUCTION

The Primary Sponsor maintains the Ruby Tuesday, Inc. Cafeteria Plan (the “Old Cafeteria Plan”), under an indenture dated July 1, 2000. The Primary Sponsor also maintains the Ruby Tuesday, Inc. Flexible Spending Plan (the “Old Flex Plan”), effective January 1, 2002.

The Primary Sponsor wishes to consolidate the Old Cafeteria Plan and the Old Flex Plan into two separate plans, with one plan providing for contributions to health savings accounts and the other plan not providing for such contributions. The Primary Sponsor wishes to name the plan that does not provide for contributions to health savings accounts the Ruby Tuesday, Inc. Cafeteria Plan (the “Plan”) and wishes to update the Plan for changes in the law.

This Plan is intended meet the requirements of Section 105, Section 125 and Section 129 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Primary Sponsor does hereby establish the Plan, effective January 1, 2008, as follows:

RUBY TUESDAY, INC.

CAFETERIA PLAN

(i)

SECTION 7	ADOPTION OF PLAN BY AFFILIATES	25

SECTION 8	MISCELLANEOUS	26

8.1	COMMUNICATION TO ELIGIBLE EMPLOYEES	26
8.2	NO EMPLOYMENT RIGHTS CREATED	26
8.3	LEGALLY ENFORCEABLE	26
8.4	UNFUNDED PLAN	26
8.5	NONALIENATION	26
8.6	NO GUARANTEE OF TAX CONSEQUENCES	26
8.7	NOTICE OF ADDRESS	26
8.8	INDEMNIFICATION OF FIDUCIARIES	27
8.9	INDEMNIFICATION OF PLAN SPONSOR BY PARTICIPANTS	27
8.10	TITLES AND HEADINGS	27
8.11	GENDER AND NUMBER	27
8.12	APPLICABLE LAW	27

SECTION 9	HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996	27

9.1	COMPLIANCE	27
9.2	DISCLOSURE OF SUMMARY HEALTH INFORMATION TO THE PLAN SPONSOR	28
9.3	DISCLOSURE OF PROTECTED HEALTH INFORMATION TO THE PLAN SPONSOR FOR THE PLAN ADMINISTRATION PURPOSES	28
9.4	DISCLOSURE OF CERTAIN ENROLLMENT INFORMATION TO THE PLAN SPONSOR	29
9.5	DISCLOSURE OF PHI TO OBTAIN STOP-LOSS OR EXCESS LOSS COVERAGE	30
9.6	OTHER DISCLOSURES AND USES OF PHI	30
9.7	DISCLOSURE OF ELECTRONIC PHI TO THE PLAN SPONSOR FOR PLAN ADMINISTRATION PURPOSES	30

(ii)

SECTION 1

DEFINITIONS

1.1       “Affiliate” means (a) any corporation which is a member of the same controlled group of corporations, within the meaning of Section 414(b) of the Code, as is a Plan Sponsor; (b) any other trade or business (whether or not incorporated) under common control, within the meaning of Section 414(c) of the Code, with a Plan Sponsor; (c) any corporation, partnership or organization which is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, with a Plan Sponsor; and (d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Section 414(o) of the Code.

1.2       “Appeals Fiduciary” means an individual or group of individuals appointed to review appeals of claims for benefits under the Health Care Expense Account made pursuant to Section 5.8.

1.3       “Benefit Package Option” means each specific benefit paid for under the Plan as the result of a Participant’s election (e.g., as to Insurance Coverage, a health maintenance organization, indemnity, or preferred provider organization, or as to Dependent Care Expenses, the specific dependent care program or provider selected by the Participant).

1.4       “Code” means the Internal Revenue Code of 1986, as amended.

1.5       “Compensation” means wages, within the meaning of Code Section 3401(a), paid or made available to a person, after he becomes a Participant, for personal services rendered in the course of employment with the Plan Sponsor.

1.6       “Dependent” means any Eligible Employee’s dependent, within the meaning of Code Section 152 (without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof), except that for Plan Sections relating to the Dependent Care Expense Account, “Dependent” means:

(a)       an Eligible Employee’s dependent, as defined in Code Section 152(a)(1), who is under the age of thirteen (13);

(b)       an Eligible Employee’s dependent, as defined in Code Section 152 (without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof), who is physically or mentally incapable of caring for himself and who has the same principal place of abode as the taxpayer for more than one-half of such taxable year; or

(c)       the spouse of an Eligible Employee, if such spouse is physically or mentally incapable of caring for himself and who has the same principal place of abode as the taxpayer for more than one-half of such taxable year.

1.7       “Dependent Care Expense Account” means an account established pursuant to Section 4 of the Plan which shall reflect the dollar amount of any before-tax contributions elected by the Participant to be applied towards reimbursement of Dependent Care Expenses.

1.8       “Dependent Care Expenses” means amounts paid by a Participant for the care of a Dependent, either inside or outside of the Participant’s home, or for related household services, subject to the further limitations under Plan Section 4, in order to enable the Participant to be gainfully employed for any period for which he has a Dependent. In no event shall a Participant be reimbursed for any of the following expenses:

(a)       Any expenses which are incurred by a Participant for personal employment, convenience or ease rather than to enable the Participant to be gainfully employed.

(b)       Amounts paid for services outside the Participant’s household at a camp where a Dependent stays overnight.

(c)       Educational expenses incurred at or beyond the level of kindergarten; provided, however, expenses incurred for the care of a child at an educational facility may be reimbursed if such expenses for the care of the child can be separated from the cost of the education.

(d)       Transportation expenses, other than those transportation expenses that are attributable to transportation provided by a dependent care provider and are attributable to the care of the child.

(e)        Expenses reimbursed or provided for under any other plan or program maintained by a Plan Sponsor for employees.

(f)        Expenses not actually incurred while the Eligible Employee was a Participant.

(g)       Any other expenses which would not be considered “employment related expenses” under Code Section 21(b).

1.9       “Earned Income” means a person’s wages, salaries, tips and other employee compensation plus the amount of any net earnings from self-employment for the Plan Year. In determining the Earned Income of a spouse who is a student or incapable of caring for himself, the provisions of Section 21(d)(2) of the Code shall apply.

1.10     “Effective Date” means, as to the Primary Sponsor, January 1, 2008, and as to each other Plan Sponsor which adopts the Plan, the date designated as such by the adopting Plan Sponsor.

1.11     “Eligible Employee” means,

(a)       with respect to a Participating Plan, an Employee of a Plan Sponsor who is covered or eligible for coverage under such Participating Plan, but only with respect to such plan or plans as the Plan Sponsor may designate by resolution for inclusion under this Plan; and

(b)       with respect to the Health Care Expense Account or Dependent Care Expense Account, each Employee of a Plan Sponsor.

1.12     “Employee” means each person who is employed by a Plan Sponsor in the legal relationship of employer and employee and not in the relationship of independent contractor or leased employee and whose wages from the Plan Sponsor are subject to withholding as evidenced by Form W-2 or its successor. The term “Employee” does not include an individual who is employed by a Plan Sponsor as a leased employee or independent contractor and is subsequently determined by the Plan Sponsor, the Internal Revenue Service, the Department of Labor or a court of competent jurisdiction to be a common law employee of the Plan Sponsor for any period prior to such determination. The term “Employee” also excludes any employee covered by a collective bargaining agreement if benefits were the subject of good faith bargaining and the Plan Sponsor and such collective bargaining unit have not bargained that the unit will be covered by the Plan.

1.13	“Governmental or Educational Institution Program” shall include the following:

(a)       a state’s children’s health insurance program under Title XXI of the Social Security Act;

(b)       a medical care program of an Indian Tribal government (as defined in Code Section 7701(a)(40)), the Indian Health Service, or a tribal organization;

(c)       A state health benefits risk pool; or

(d)       A foreign government group health plan.

1.14     “Grace Period” means with respect to any Plan Year of a Health Care Expense Account, the two and one-half (2 ½) month period after the expiration of such Plan Year.

1.15     “Health Care Expense Account” means an account established pursuant to Section 4 of the Plan which shall reflect the dollar amount of any before-tax contributions and after-tax contributions (if the Participant elects continuation coverage under Code Section 4980B) elected by the Participant to be applied towards reimbursement of Qualifying Health Care Expenses.

1.16     “Health Savings Account” means an account established pursuant to Section 223(d) of the Code.

1.17     “High Deductible Health Plan” means a health plan that meets the definition of a high deductible health plan under Section 223(c)(2) of the Code.

1.18     “Highly Compensated Employee” means a Participant who is a “highly compensated employee” as defined in Code Section 125(e)(3) or regulations issued thereunder, except that, for purposes of Section 3.4, Highly Compensated Employee shall be determined pursuant to Code Section 105(h)(5) or Code Section 414(q), as applicable.

1.19     “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended from time to time. References to HIPAA includes any comparable or succeeding law which amends, replaces, or supplements the provisions of the HIPAA as in effect as of the Effective Date.

1.20     “HSA Eligible Employee” means an Eligible Employee who:

(a)       is covered under the High Deductible Health Plan;

(b)       is not covered under any other health plan and/or a health flexible spending arrangement within the meaning of Code Section 125 (a “Health FSA”) (other than a health plan or Health FSA provides for certain coverage that is disregarded under Code Section 223(c)(1)(B) or a Health FSA that only provides for reimbursement after the deductible for the High Deductible Health Plan has been satisfied); and

(c)       certifies, in a process determined by the Plan Administrator, that he is not covered under any other health plan and/or Health FSA that is prohibited by Subsection (b).

For purposes of this Section 1.20, an Eligible Employee will not be considered to be covered under a Health FSA if such Eligible Employee either had a zero dollar balance in such Health FSA, determined on a cash basis, as of the end of the Plan Year to which the Grace Period applies or elects on or before the last day of such Plan Year to have the remaining balance in his Health FSA contributed to his Health Savings Account in accordance with Section 3.2(c) or similar procedures under another cafeteria plan within the meaning of Code Section 125.

1.21     “Insurance Coverage” means any payment of any contribution toward premiums or other payments which are required on behalf of the Participant to obtain coverage for the Participant, his spouse and/or Dependents under the Participating Plans for the Plan Year.

1.22     “Key Employee” means a Participant who is a “key employee” as defined in Code Section 416(i)(1).

1.23     “Loss of Coverage” means (a) a complete loss of coverage under the Benefit Package Option or other coverage (including the elimination of a Benefit Package Option, an HMO ceasing to be available in the area where the individual resides, or the individual losing all coverage under the option by reason of an overall lifetime or annual limitation); (b) a substantial decrease in the medical care providers available under the option (such as a major hospital ceasing to be a member of a preferred provider network or a substantial decrease in the physicians participating in a preferred provider network or an HMO); (c) a reduction in the benefits for a specific type of medical condition or treatment with respect to which the Participant or the Participant’s spouse or Dependent is currently in the course of treatment; or (d) any other similar fundamental loss of coverage.

1.24     “Participant” means any Eligible Employee or former Eligible Employee who has elected to participate in the Plan in accordance with the terms of the Plan, for so long as his participation has not ceased.

1.25     “Participating Plans” means the group health, dental, vision, group-term life insurance, accidental death and dismemberment, short-term disability and/or long-term disability plans which shall be maintained by a Plan Sponsor from time to time.

1.26     “Plan” means the Ruby Tuesday, Inc. Cafeteria Plan.

1.27     “Plan Administrator” means the Primary Sponsor, unless the Primary Sponsor selects another person, committee or entity in accordance with Section 5.2 to administer the Plan.

1.28     “Plan Sponsor” means, individually, the Primary Sponsor or any successor thereto and each Affiliate or other trade or business which has adopted the Plan in the manner set forth in Section 7.

1.29     “Plan Year” means;

(a)       with respect to a Participating Plan,

(1)       for periods before July 1, 2007, the period beginning July 1 and ending June 30;

(2)       for the period commencing July 1, 2007, the period beginning July 1, 2007 and ending December 31, 2007; and

(3)       effective January 1, 2008, the calendar year; and

(b)       with respect to any Benefit Package Option that is not a Participating Plan, the calendar year.

In the event a Participant commences participation during a Plan Year, the initial coverage period shall be that portion of the Plan Year commencing on the effective date of the Participant’s participation pursuant to Section 2.1 and ending on the last day of the Plan Year.

1.30     “Qualifying Health Care Expenses”

(a)       means amounts paid by a Participant for diagnosis, cure, mitigation, treatment or prevention of disease, or for the purpose of affecting any structure or function of the body, including, by way of example but not by limitation, amounts paid for:

(1)       operations or treatments affecting any portion of the body, including obstetrical expenses, legal abortion, legal vasectomy and expenses of therapy or X-ray treatments;

(2)       the prevention or alleviation of a physical or mental defect or illness, including acupuncture services, chiropractic services, vision, physical or dental examinations and treatments and well-baby care;

(3)       hospital services, nursing services, medical laboratory, surgical, dental and other diagnostic and healing services, X-rays, medicine and drugs, and ambulance service;

(4)       eyeglasses and contact lenses, hearing aids, a guide dog for the blind or deaf, artificial teeth and limbs, wheel chair, crutches, or an inhalator;

(5)       in-patient hospital care;

(6)       care and supervision, or treatment and training, of a mentally retarded individual at an institution or special home on the recommendation of a psychiatrist;

(7)       installation and repair of special telephone and television equipment for use by the deaf; design, installation and operating cost of special equipment on a car used by a physically handicapped individual;

(8)       medicine and drugs which are legally procured and which are generally accepted as falling within the categories of medicine and drugs if:

(A)      such medicine or drug is a prescribed drug or insulin; or

(B)      such medicine or drug is purchased without a prescription;

(9)       payments to a special school for a mentally impaired or physically disabled person if the main reason for using the school is its resources for relieving the disability (and not the benefits of the course of study or discipline), including, but not limited to, the following:

(A)       teaching Braille to a visually impaired child;

(B)       teaching lip reading to a hearing impaired child; or

(C)       providing remedial language training to correct a condition caused by a birth defect;

(10)       the cost of meals, lodging, and ordinary education supplied by a special school referred to in clause (9) above provided that the main reason for the child’s being there is the resources the school has for relieving the mental or physical disability;

(11)       the cost of meals or lodging at a hospital or similar facility while receiving treatment at such facility;

(12)       the cost of meals or lodging not provided at a hospital or medical facility if:

(A)       the lodging is primarily for and essential to medical care;

(B)       the medical care is provided by a doctor in a licensed hospital or in a medical care facility related to, or the equivalent of, a licensed hospital;

(C)       the lodging is not lavish; and

(D)       there is no significant element of recreation or vacation in the travel away from home;

(13)       expenses associated with the cost of a program to stop smoking;

(14)       the medical expenses tuition fees paid to a special school for a child who has severe learning disabilities caused by mental or physical impairment, provided that a doctor must recommend that the child attend the school; and

(15)       laser eye surgery.

(b)       means transportation primarily for and essential to medical care referred to in Subsection (a) above.

(c)       shall not include expenses incurred prior to the date of an Eligible Employee’s enrollment in the Plan or after the end of the Plan Year (except to the extent of expenses incurred during an applicable Grace Period) or expenses including but not limited to the expenses described below:

(1)       Cosmetic surgery, unless necessary to improve a deformity arising from or directly related to a congenital abnormality, a personal injury resulting from an accident or trauma, or a disfiguring disease;

(2)       Marriage or family counseling unless provided by an M.D., Ph.D., psychologist, licensed and certified psychologist, or a licensed social worker;

(3)       The salary expense of a licensed practical nurse (LPN) incurred in connection with the care of a normal and healthy newborn (even though such care may be required due to the death of the mother in childbirth);

(4)       Funeral and burial expenses;

(5)       Household and domestic help (even though recommended by a licensed physician due to an employee’s or Dependent’s inability to perform physical housework);

(6)       Any expenses incurred in connection with an illegal operation or treatment;

(7)       Custodial care in an institution;

(8)       Cost of sending a problem child to a special school for benefits the child may receive from the course of study and disciplinary methods;

(9)       Health club dues, YMCA dues, steam bath, etc.; social activities, such as dance lessons or classes (even though recommended by a licensed physician for general health improvement);

(10)       Bottled water; maternity clothes, diaper service, etc.; cosmetics; toiletries, toothpaste, and similar supplies; vitamins or other nutritional supplements taken for general health purposes; uniforms;

(11)       Automobile insurance premiums; premiums paid for life insurance policies or for policies providing repayment for loss of earnings or for accidental loss of life, limb, sight, etc.;

(12)       Vacation or travel taken for general health purposes, a change in environment, improvement of morale, or taken to relieve physical or mental discomfort;

(13)       Transportation expenses to and from work, even though a physical condition may require special means of transportation;

(14)       Premiums paid for health insurance including premiums paid for health coverage under a plan maintained by the employer of the Participant’s spouse or Dependent; and

(15)       Custodial care in an institution unless otherwise described above as a Qualifying Health Care Expense.

1.31     “Unpaid Leave Under the Family and Medical Leave Act” means a family or medical leave of absence pursuant to the Family and Medical Leave Act of 1993, as approved by a Plan Sponsor.

SECTION 2

PARTICIPATION

2.1       Date of Participation. Except as otherwise provided in Section 2.3, each Eligible Employee of a Plan Sponsor shall become a Participant under the Plan:

(a)       with respect to any Participating Plan, on the first date the Eligible Employee satisfies the enrollment requirements as set forth in Plan Section 3.1; and

(b)       with respect to the Dependent Care Expense Account and the Health Care Expense Account on the first date following the completion of ninety (90) days of continuous employment with a Plan Sponsor; provided that the Eligible Employee satisfies the enrollment requirements set forth in Plan Section 3.2 on such date.

2.2       Cessation of Participation. Participation in the Plan shall cease effective as of the earliest of:

(a)       the date the Participant’s elections under Plan Section 3 expire or terminate;

(b)       the date on which a Participant’s elections under Section 3 are all revoked;

(c)       the date the Participant ceases to be an Eligible Employee for any reason (including, but not limited to, lay-off, strike, retirement, termination or death), except as otherwise provided in Plan Section 2.4; or

(d)       the date the Plan terminates.

2.3       Former Participants. If a person who has met the eligibility requirements of the Plan ceases to be a Participant because he is no longer an Employee of a Plan Sponsor and is subsequently reemployed by a Plan Sponsor, or because he ceases to be an Eligible Employee and subsequently meets the eligibility requirements of the Plan, the Employee shall again become a Participant as of the later of the date he:

(a)    recommences service with the Plan Sponsor as an Eligible Employee; or

(b)    makes an election in accordance with Section 3 herein.

Notwithstanding the preceding, if a former Participant ceases to be a Participant because he fails to make the required contributions, such former Participant shall not again be eligible to be a Participant until the next Plan Year.

2.4       Continuation Coverage.

(a)       Notwithstanding anything to the contrary contained in this Plan, a Participant and any qualified beneficiary (as defined by Code Section 4980B(g)(1)) of a Participant shall have the option to elect continuation coverage in the portion of the Plan relating to Health Care Expense Accounts upon the occurrence of a “qualifying event” within the meaning of Code Section 4980B(f)(3), to the extent such election is consistent with Code Section 125. If elected, the continuation coverage shall consist of coverage identical to that provided under the Plan to a similarly situated person whose coverage has not been terminated as a result of a “qualifying event”; provided, however, that any election may not be revoked or modified after the beginning of the period for which it is effective. The timing, length, cost and methods of making an election pursuant to this Plan Section 2.4 shall be governed by the provisions of Code Section 4980B and relevant proposed or final Treasury Regulations.

(b)       Notwithstanding anything to the contrary contained in this Plan, if a Participant leaves service with a Plan Sponsor due to military leave with the “uniformed services”, as defined in the Uniformed Services Employment and Reemployment Rights Act of 1994 and the regulations thereunder (“USERRA”), such Participant may be eligible for continuation coverage as provided by, and subject to the rules, restrictions, and limitations in, USERRA.

SECTION 3

ELECTIONS

3.1       Election for Insurance Coverage. To become a Participant, each Eligible Employee must make an initial election for Insurance Coverage on a pre-tax basis for the Plan Year at the time and in the manner required by the Plan Administrator. Any election under this Plan Section 3.1 shall be effective as of the date of eligibility indicated in the Participating Plans. Each Participant shall be deemed to have made an affirmative election under this Section with respect to each succeeding Plan Year in which he participates in the Participating Plans as an Eligible Employee unless such Participant elects otherwise in writing delivered to the Plan Administrator before the first day of each such succeeding Plan Year. Upon an election under this Section, each Participant’s Compensation shall be reduced in approximately pro rata amounts (or, for Participants who are on Unpaid Leave Under the Family and Medical Leave Policy of the Plan Sponsor, in such amounts as may be agreed to by the Participant and the Plan Administrator), each pay period by the amount of Insurance Coverage and that amount shall be applied by the Plan Sponsor toward providing Insurance Coverage, subject to the limitations contained herein. An Eligible Employee who fails to make a timely initial election under this Section 3.1 shall be deemed to have elected, and will be automatically enrolled in coverage under such plans or programs as may be designated by the Plan Administrator from time to time at a level covering only the Eligible Employee.

3.2       Elections for Expense Accounts or Rollover to a Health Savings Account.

(a)       Election for Health Care Expense Account. Prior to the first day of each Plan Year, a Participant may elect to receive reimbursement for Qualifying Health Care Expenses by making an election on a pre-tax basis for a salary reduction in the manner required by, and before the deadline designated by, the Plan Administrator. Any Eligible Employee who becomes a Participant in the Health Care Expense Account on or after the first day of that same Plan Year may elect to receive reimbursement for Qualifying Health Care Expenses for the remainder of the Plan Year by making an election for a salary reduction in the manner required by, and before the deadline designated by, the Plan Administrator. Such elections shall be effective as of the first day of the next following pay period after the election is made following date of hire. Subject to the conditions and limitations of this Plan, each Plan Year the Participant may elect to have an amount no less than an amount designated by the Plan Administrator from time to time and no greater than $4,000 allocated to a Health Care Expense Account established and maintained for the Participant instead of receiving that amount as cash compensation. If the Eligible Employee is hired by the Plan Sponsor on or after the first day of that same Plan Year, such Eligible Employee may still elect the maximum amount that can be elected under the this paragraph. Each Participant’s Compensation shall be reduced in approximately equal amounts each pay period by the amount elected pursuant to this Section 3.2(a) divided by the number of pay periods during the Plan Year and that amount shall be applied by the Plan Sponsor to such Participant’s Health Care Expense Account pursuant to Section 4.

(b)       Election for Dependent Care Expense Account. Prior to the first day of each Plan Year, a Participant may elect to receive reimbursement for Dependent Care Expenses by making an election on a pre-tax basis for a salary reduction in the manner required by, and before the deadline designated by, the Plan Administrator. Any Eligible Employee who becomes a Participant in the Dependent Care Expense Account on or after the first day of that same Plan Year may elect to receive reimbursement for Dependent Care Expenses for the remainder of the Plan Year by making an election for a salary reduction in the manner required by, and before the deadline designated by, the Plan Administrator. Such elections shall be effective as of the first day of the next following pay period after the election is made following date of hire. Subject to the conditions and limitations of the Plan, each Plan Year the Participant may elect to have an amount no less than an amount designated by the Plan Administrator from time to time and no greater than $5,000 (or, if the Participant is married and files a separate federal income tax return, $2,500) allocated to a Dependent Care Expense Account established and maintained for the Participant instead of receiving that amount as cash compensation. If the Participant is married and the Participant’s spouse is also covered by a dependent care assistance program, such spouse’s salary reduction contributions shall reduce the $5,000 limit on allocations provided above. If the Eligible Employee is hired by the Plan Sponsor on or after the first day of that same Plan Year, such Eligible Employee may still elect the maximum amount that can be elected under the this paragraph; provided, however, that if such Eligible Employee was covered under a dependent care assistance program of another employer prior to becoming an Eligible Employee during the calendar year in which he became an Eligible Employee, such Eligible Employee shall, if requested by the Plan Administrator, provide the Plan Administrator with information sufficient to determine the amount of such Eligible Employee’s contributions to such dependent care assistance program for such calendar year and the maximum amount that can be reimbursed under this paragraph shall be reduced by the amount of the Eligible Employee’s contributions to such other dependent care assistance program for such year. The Participant shall provide the Plan Administrator with all the pertinent information regarding his spouse’s participation in a dependent care assistance program. Each Participant’s Compensation shall be reduced in approximately equal amounts each pay period by the amount elected pursuant to this Section 3.2(b) divided by the number of pay periods during the Plan Year and that amount shall be applied by the Plan Sponsor to such Participant’s Dependent Care Expense Account pursuant to Section 4.

(c)       Election for Rollover to a Health Savings Account. If an Eligible Employee would be an HSA Eligible Employee but for the fact that he has a balance in his Health Care Expense Account as of the end of the Plan Year prior to the Plan Year for which he would otherwise be an HSA Eligible Employee (the “Election Year”), such Eligible Employee may elect to have the remaining balance in his Health Care Expense Account contributed to his Health Savings Account (an “HSA Rollover”), in accordance with the following rules:

(1)       such Eligible Employee has not previously made an election under this Section 3.2(c);

(2)       such Eligible Employee elects by the last day of the Election Year to have the Plan Sponsor make an HSA Rollover;

(3)       the HSA Rollover does not exceed the lesser of the balance of the Health Care Expense Account (or similar coverage under the Old Flex Plan) on (I) September 21, 2006, or (II) the date of the distribution; and

(4)       after the HSA Rollover, there is a zero dollar balance in the Health Care Expense Account;

provided that, if an Eligible Employee makes such an election, the Health Care Expense Account will not make any reimbursements to the Eligible Employee after the last day of the Election Year and the Plan Sponsor will make the HSA Rollover directly to the trustee of the Eligible Employee’s Health Savings Account by no later than the earlier of (x) fifteenth day of the third calendar month following the end of the Election Year or (y) December 31, 2011. An Eligible Employee who did not have coverage under the “Health Care Reimbursement Plan” (as defined in the Old Flex Plan) on September 21, 2006 is not eligible to make an election under this Subsection (c).

3.3       Revocation or Modifications of Elections. No election once made may be revoked or modified, except as provided in this Section 3.3. Any revocation or modification of an election under Section 3.3 shall be in writing and shall be delivered to the Plan Administrator within the thirty (30) day period following the date of the circumstances permitting the revocation or modification. Any revocation or modification shall become effective as of the first day of the next following pay period after which it is received. Elections may be further restricted by insurance policies or agreements between a Plan Sponsor and insurance carriers. Whether any particular circumstance permits a modification or revocation under this Section 3.3 will be construed by the Plan Administrator in a manner consistent with Treasury Regulations Section 1.125-4 or any successor regulation. Notwithstanding any other provision of the Plan, a Participant may revoke or modify an election for Insurance Coverage(s) under other circumstances as permitted by the Plan Administrator pursuant to Code Section 125 and any guidance issued thereunder. Any revocation or modification of an election under this Section 3.3 shall be permitted under the Plan only if the revocation or modification is on account of and is consistent with the change in circumstances permitting the revocation or modification. Subject to the foregoing, a Participant may revoke or modify an existing election only upon the occurrence of any of the following events:

(a)       with respect solely to Insurance Coverage or the Health Care Expense Account, any event which gives the Participant special enrollment rights under Code Section 9801(f) and any available guidance issued thereunder;

(b)       with respect solely to Insurance Coverage or the Health Care Expense Account, the issuance of a judgment, decree or order resulting from a divorce, legal separation, annulment or change in legal custody that requires such coverage to be provided to a Participant’s Dependent child or foster child, provided that such coverage must actually be provided to the Dependent child or foster child;

(c)       with respect solely to Insurance Coverage or the Health Care Expense Account, a Participant or a Participant’s spouse and/or Dependents becomes eligible or ceases to be eligible for coverage under Medicare, as described in Part A or B of Title XVIII of the Social Security Act (Medicare) or Title XIX of the Social Security Act (Medicaid) (other than coverage consisting solely of benefits under Section 1928 of the Social Security Act (the program for distribution of pediatric vaccines));

(d)       with respect solely to Insurance Coverage or the Health Care Expense Account, a Participant takes a leave of absence under the Family Medical Leave Act;

(e)       one of the following changes in status:

(1)       a change in a Participant’s legal marital status, including marriage, death of a spouse, divorce, legal separation and annulment;

(2)       a change in the number of a Participant’s Dependents, including birth of a child, death of a Dependent spouse or child, adoption of a child and placement of a child for adoption;

(3)       a change in the employment status of a Participant or a Participant’s spouse or a Participant’s Dependents, including: (A) a termination or commencement of employment; (B) a strike or lockout; (C) a commencement of or return from an unpaid leave of absence; (D) a change in worksite; or (E) a change in employment status which causes a Participant or a Participant’s spouse or Dependent to become or no longer satisfy the eligibility requirements under the Plan or under any insurance policy pursuant to which Insurance Coverage is provided;

(4)       an event which causes a Participant’s Dependent to satisfy or cease to satisfy the eligibility requirements under the Plan or under any insurance policy pursuant to which Insurance Coverage is provided, including attainment of age, a change in student status, or any similar circumstance; or

(5)       a change in the place of residence of the Participant or the Participant’s spouse or Dependent.

(f)       Premium Changes.

(1)       If, during the Plan Year, the cost of Insurance Coverage or Dependent Care Expenses to the Participant increases or decreases, the amount deducted from a Participant’s Compensation shall be automatically adjusted on a prospective basis (but as to Dependent Care Expenses such adjustment shall be prospective from the later of the date of the change in cost or the date the Participant submits written documentation to the Plan Administrator reflecting the change, and only if the cost change is imposed by a dependent care provider who is not a relative of the Participant); or

(2)       If, during the Plan Year, the cost charged to a Participant for Insurance Coverage or Dependent Care Expenses significantly increases or decreases, a Participant may make a corresponding change in his or her elections under the Plan. Changes that may be made include, in the situation of an Eligible Employee who has not yet commenced participation in the Plan, commencing participation in the Plan for the purpose of electing the option with the reduced cost.

For purposes of this Section 3.3(f)(2), a significant change in the cost charged to a Participant refers to an increase or decrease in the cost of an option whether the increase or decrease results from an action taken by a Participant (such as switching from full-time to part-time status) or from action by the Plan Sponsor (such as reducing the amount of Plan Sponsor contributions).

(g)       Coverage Changes. A Participant may revoke or modify his existing election for Insurance Coverage or the Dependent Care Expense Account after the beginning of the Plan Year in the event of the occurrence of any of the following events:

(1)       a significant curtailment of coverage under a Benefit Package Option that is a Loss of Coverage, in which case the Participant may either make a new election for coverage under another Benefit Package Option (only to the extent offered by the Plan Sponsor in the case of Insurance Coverage) providing similar coverage or drop coverage altogether if no similar Benefit Package Option is available;

(3)       during a Plan Year, the addition of a Benefit Package Option, or the significant improvement of an existing Benefit Package Option, in which case a Participant may revoke his or her prior election under the Plan and, in lieu thereof, make an election on a prospective basis for coverage under the new or improved Benefit Package Option.

(4)       a change in coverage under another employer plan (including a plan of the same employer or of another employer) that is intended to meet the requirements of Code Section 125 under which a Participant’s spouse or Dependent is covered (the “Other Employer Plan”), provided that one of the following requirements is satisfied:

(i)        the Other Employer Plan permits participants to make election changes as provided under Treasury Regulations Sections 1.125-4(b) through (g); or

(ii)       the period of coverage or plan year under the Other Employer Plan is different from the period of coverage or Plan Year for the Insurance Coverage.

(5)       if the Participant, spouse, or Dependent loses coverage sponsored by a Governmental or Educational Institution Program, in which case a Participant may elect on a prospective basis to add coverage for the Participant, spouse, or Dependent.

(h)       COBRA. If a Participant or a Participant’s spouse or Dependent becomes eligible for continuation coverage pursuant to Code Section 4980B or any similar state law, the Participant may modify his existing election for the Health Care Expense Account or Insurance Coverage to increase the amount deducted from Compensation to cover any premium increase for such continuation coverage.

(i)       Significant Change in Health Coverage Attributable to Spouse’s Employment. As to Insurance Coverage or the Health Care Expense Account, a Participant may revoke a prior election and make a new election where there has been a significant change in the health coverage of the Participant’s spouse attributable to the spouse’s employment.

3.4       Rejection of Elections. Anything to the contrary in the Plan notwithstanding, the Plan Administrator shall reject any election to (a) receive Insurance Coverage, (b) receive reimbursement for Qualifying Health Care Expenses, (c) receive reimbursement for Dependent Care Expenses, or, in the alternative, shall reduce the amount elected for (x) reimbursement for Qualifying Health Care Expenses or (y) reimbursement for Dependent Care Expenses, even if such election has already become effective, to the extent the Plan Administrator deems necessary to assure that the Plan does not discriminate in favor of Highly Compensated Employees in violation of Code Section 125, Code Section 129, or any other applicable provision of law. Any rejection or reduction of elections shall be made by the Plan Administrator on a reasonable and nondiscriminatory basis. The Plan Administrator shall ensure that Insurance Coverage to Key Employees shall not exceed twenty-five percent (25%) of the aggregate of the benefits provided under the Plan to all Participants in any Plan Year.

SECTION 4

HEALTH AND DEPENDENT CARE EXPENSE ACCOUNTS

4.1       Establishment of Health Care Expense Accounts.  A separate non-interest bearing Health Care Expense Account shall be maintained on the books of the Primary Sponsor to reflect the amount allocated for each Participant pursuant to his election under Plan Section 3.2(a) and the cost of all reimbursements that he receives for Qualifying Health Care Expenses. The Primary Sponsor shall credit to the Health Care Expense Account of each Participant, as of the effective date of the election, the total amount the Participant has elected to contribute towards reimbursements for Qualifying Health Care Expenses for the Plan Year. The Primary Sponsor shall, in accordance with and as often as permitted in the administrative procedures established by the Plan Administrator for, debit the Health Care Expense Account of each Participant in the amount of any reimbursement under the Plan made to or for the benefit of the Participant for Qualifying Health Care Expenses incurred during the Plan Year (or during the applicable Grace Period) while he is a Participant.

4.2       Establishment of Dependent Care Expense Accounts.  A separate non-interest bearing Dependent Care Expense Account shall be maintained on the books of the Primary Sponsor to reflect the amount allocated for each Participant pursuant to his election under Plan Section 3.2(b) and the cost of all reimbursements that he receives for Dependent Care Expenses. The Primary Sponsor shall credit to the Dependent Care Expense Account of each Participant, in approximately pro rata amounts each pay period during the Plan Year, the amount the Participant has elected to contribute towards reimbursements for Dependent Care Expenses.  Notwithstanding the above, a Participant’s Dependent Care Expense Account shall not be credited with any additional amounts following the pay period in which he ceases to be a Participant or revokes his election as provided in Section 3.3. The Primary Sponsor shall debit each Participant’s Dependent Care Expense Account in the amount of any reimbursements made to or for the benefit of the Participant for Dependent Care Expenses incurred during the Plan Year.

4.3       Benefits Payable from Health Care Expense Accounts. If a Participant allocates any amount to his Health Care Expense Account for a Plan Year, the Participant, subject to limitations set forth in the Plan, will be entitled to reimbursement from such account for the Qualifying Health Care Expenses with respect to the Participant, his spouse, or Dependents incurred during the portion of the Plan Year in which he is a Participant in the Health Care Expense Account and during the applicable Grace Period after the expiration of that Plan Year. Qualifying Health Care Expenses will be deemed to have been incurred on the date in which the health care is provided and not when the Participant is billed, charged for or actually pays for such care. If a Participant has not made all his required contributions, no reimbursement shall be made to him except for those Qualifying Health Care Expenses incurred through the date for which all the required contributions have been made. A Participant shall not be reimbursed for Qualifying Health Care Expenses to the extent that such expenses are otherwise reimbursable to the Participant, his spouse or Dependent. It is not necessary that a Participant actually pay Qualifying Health Care Expenses before being reimbursed for them, and the Plan Administrator may, in its discretion, pay any such claim directly to the health care provider. The Plan Administrator may require verification that the expenses have been incurred by the Participant.

4.4       Benefits Payable from Dependent Care Expense Accounts. If a Participant allocates any amount to his Dependent Care Expense Account for a Plan Year, the Participant, subject to limitations set forth in the Plan, will be entitled to reimbursement from such account for Dependent Care Expenses incurred during the portion of the Plan Year in which he is a Participant in the Dependent Care Expense Account. Dependent Care Expenses will be deemed to have been incurred on the date in which the dependent care is provided and not when the Participant is billed, charged for or actually pays for such care. If a Participant has not made all his required contributions, no reimbursements shall be made to him except for those Dependent Care Expenses incurred through the date for which all the required contributions have been made. A Participant shall not be reimbursed for Dependent Care Expenses to the extent such expenses are otherwise reimbursable to the Participant, his spouse or Dependent. Each Participant must actually pay Dependent Care Expenses before being reimbursed for them.  The Plan Administrator may require verification that the expenses have been paid.

4.5       Payment of Claims. The Plan Administrator may establish reasonable rules with regard to the minimum amounts and the frequency of reimbursements hereunder.

4.6       No Reimbursements in Excess of Account.  No Participant may receive reimbursement for Qualifying Health Care Expenses to the extent they exceed the balance in his Health Care Expense Account, or for Dependent Care Expenses to the extent they exceed the balance in his Dependent Care Account, at the time of reimbursement.

4.7       Submission of Claims for Qualifying Health Care Expenses.  Claims shall be submitted for Qualifying Health Care Expenses to the service provider designated by the Plan Administrator in the form and manner and at the time as may be established by the Plan Administrator. Participants may be required to include a copy of the itemized bill reflecting the health care provider, the name of the patient, the date of service, itemized charges, or such other information as deemed necessary by the Plan Administrator to verify the expenses or to comply with the Code and regulations issued thereunder. Reimbursement of the Qualifying Health Care Expenses shall be made at such time and in accordance with the administrative procedures established by the Plan Administrator.

4.8       Submission of Claims for Dependent Care Expenses.  Claims for Dependent Care Expenses shall be submitted in the form and manner and at the time as may be established by the Plan Administrator. Participants may be required to provide the name and taxpayer identification number of the provider, the time period for which payment was made, the amount of the payment, the names and ages of the Dependents receiving the care, or such other information as deemed necessary by the Plan Administrator to verify the expenses or to comply with the Code and regulations issued thereunder.

4.9       Time Limit for Claiming Benefits.

(a)       Time Limit for Health Care Expense Account. With respect to all claims for reimbursement of Qualifying Health Care Expenses, the Primary Sponsor, unless otherwise instructed by the Plan Administrator for good cause, shall not reimburse a

Participant for any Qualifying Health Care Expense unless a proper claim is received by the Plan Administrator no later than the earlier of:

(1)       ninety (90) days following the date the Participant ceases to be an Eligible Employee; or

(2)       ninety (90) days following the end of the Plan Year.

To qualify for reimbursement under this Section 4.9(a), the Qualifying Health Care Expense must have been incurred during either the Plan Year or the Grace Period.

(b)       Time Limit for Dependent Care Expense Account. With respect to all claims for reimbursement for Dependent Care Expenses incurred during a Plan Year, the Primary Sponsor, unless otherwise instructed by the Plan Administrator for good cause, shall not reimburse a Participant for any Dependent Care Expense unless a proper claim is received by the Plan Administrator no later than the earlier of:

(1)       ninety (90) days following the date the Participant ceases to be an Eligible Employee; or

(2)       ninety (90) days following the end of the Plan Year in which the Dependent Care Expense was incurred.

4.10       Forfeiture of Accounts.

(a)       Amounts in Health Care Expense Account. Any balance remaining in the Health Care Expense Account of a Participant related to contributions for a Plan Year shall be forfeited at the expiration of the time limit for claiming benefits under Section 4.9(a). Forfeitures shall be used to reduce the administrative expenses of the Plan.

(b)       Amounts in Dependent Care Expense Account. Any balance remaining in the Dependent Care Expense Account of a Participant related to contributions for a Plan Year shall be forfeited at the expiration of the time limit for claiming benefits for under Section 4.9(b). Forfeitures shall be used to reduce the administrative expenses of the Plan.

4.11       Limitation of Benefits for Certain Owners.  In no event may more than twenty-five percent (25%) of the amounts paid hereunder by the Primary Sponsor for Dependent Care Expenses during a Plan Year be provided for the class of Participants who are owners (or their spouses or dependents within the meaning of Section 152 of the Code), each of whom on any day of the year owns more than five percent (5%) of the capital or profits interest of the Primary Sponsor.  The Plan Administrator shall reduce reimbursement for the Dependent Care Expenses for such Participants to the extent that it reasonably believes necessary to prevent this limitation from being exceeded.

4.12       Compensation As Ceiling.  The amount of reimbursement for Dependent Care Expenses for a Participant during any taxable year of the Participant shall not exceed:

(a)       in the case of a Participant who is not married at the close of the taxable year, the Compensation of such Participant for the taxable year (not to exceed $5,000); or

(b)       in the case of a Participant who is married at the close of the taxable year, the lesser of:

(1)       the Compensation of the Participant for the taxable year;

(2)       the Earned Income of the spouse of the Participant for the taxable year.  For purposes of Paragraph (2) of this Subsection, if the Participant’s spouse is a full-time student or physically or mentally incapable of caring for himself, such spouse shall be deemed to have Earned Income of $200 per month, if the Participant has only one Dependent, and $400 per month if the Participant has two or more Dependents; or

(3)       $5,000.

4.13       Prohibition of Payment for Services of Certain Providers of Dependent Care.  No reimbursement for Dependent Care Expenses shall be provided to a Participant during any taxable year of the Participant for Dependent Care Expenses paid to an individual:

(a)       with respect to whom, for the taxable year, a deduction is allowable under Code Section 151(c) to the Participant or his spouse; or

(b)       who is a child of the Participant (within the meaning of Code Section 152(f)(1)) under the age of nineteen (19) at the close of the taxable year.

4.14       Limitations on Reimbursement for Services Outside the Household.

(a)       Dependent Care Centers. No reimbursement for Dependent Care Expenses shall be provided for services provided outside a Participant’s household by a facility that provides care for more than six (6) individuals other than individuals who reside at the facility, and receives a fee, payment or grant for providing services for any of the individuals, unless:

(1)       the facility complies with all applicable laws and regulations of a state or unit of local government, and

(2)       the requirements of Subsection (b) of this Section are met.

(b)       Certain Dependents.   No reimbursement for Dependent Care Expenses shall be provided for services outside a Participant’s household unless the services are provided for the care of:

(1)       an individual described in Plan Section 1.6(b); or

(2)       any other Dependent who regularly spends at least eight (8) hours each day in the Participant’s household.

SECTION 5

ADMINISTRATION

5.1       Administrative Powers and Duties. The Plan Administrator shall have discretionary authority to take all actions required to carry out the provisions of the Plan in a manner consistent with the provisions of the Plan including the power:

(a)       to administer the Plan for the exclusive benefit of Participants;

(b)       to interpret the Plan, and make rules and regulations under the Plan to the extent deemed advisable by the Plan Administrator;

(c)       to decide all questions as to eligibility to become a Participant in the Plan and as to the rights of Participants under the Plan;

(d)       to file or cause to be filed all annual reports, returns, schedules, descriptions, financial statements and other statements as may be required by any federal or state statute, agency, or authority within the time prescribed by law or regulation for filing such documents;

(e)       to obtain from the Primary Sponsor, Eligible Employees, and Participants information as shall be necessary to the proper administration of the Plan;

(f)        to contract with insurance carriers or other suppliers as may be necessary to provide for benefits under the Plan;

(g)       to communicate to any insurer or other contract supplier of benefits under the Plan in writing all information required to carry out the provisions of the Plan;

(h)       to notify the Participants of the Plan in writing of any amendment or termination of the Plan, or of a change in any benefits available under the Plan;

(i)        to prescribe forms for Eligible Employees to make elections under the Plan;

(j)        to compute the amount, manner and timing of benefits which shall be payable to any Participant or other person in accordance with the provisions of the Plan, and to determine the person to whom such benefits shall be paid;

(k)        to authorize the payment of benefits;

(l)        to appoint agents, counsel, accountants, consultants, and actuaries as may be required to assist in administering the Plan; and

(m)      to do any other acts as it deems reasonably required to administer the Plan in accordance with its provisions, or as may be provided for or required by law.

5.2       Appointment of Plan Administrator. The Primary Sponsor shall have the power, by written instrument, to appoint a Plan Administrator. The Plan Administrator shall serve at the pleasure of the Primary Sponsor. The Plan Administrator may resign by delivering written notice to the Plan Sponsor, or may be removed if the Primary Sponsor delivers written notice to the Plan Administrator. Any vacancy shall be filled by the Primary Sponsor.

5.3       Appeals Fiduciary. The Primary Sponsor shall appoint an Appeals Fiduciary. The Appeals Fiduciary shall be required to review claims for benefits payable under the Health Care Expense Account that are initially denied by the Plan Administrator and for which the claimant requests a full and fair review pursuant to Section 5.8. The Appeals Fiduciary may not be the individual who made the initial adverse determination with respect to any claim the Appeals Fiduciary reviews and may not be a subordinate of any individual who made the initial adverse determination. The Appeals Fiduciary (or any member of a committee appointed to be the Appeals Fiduciary) may resign by delivering written notice to the Primary Sponsor. The Primary Sponsor may remove the Appeals Fiduciary (or any member of a committee appointed to be the Appeals Fiduciary) by delivering written notice of the removal to the Appeals Fiduciary, and, if applicable, to the individual being removed. Any vacancy shall be filled by the Primary Sponsor.

5.4       Delegation of Responsibilities. The Plan Administrator and the Primary Sponsor shall have the power, by written instrument, to delegate specific responsibilities under the Plan to Eligible Employees, or to other individuals or entities, each of whom shall serve at the pleasure of the entity that appointed him. Any person so appointed may resign by delivering written notice to the entity, or may be removed if the entity delivers written notice to that person.

5.5       Examination of Records. The Plan Administrator shall make available to each Participant such of its records as pertain to the Participant for examination at reasonable times during normal business hours.

5.6       Reliance on Tables, Etc.   In administering the Plan, the Plan Administrator shall be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by any accountant, counsel or other expert who is employed or engaged by the Plan Administrator.

5.7       Claims Procedure. Any person who believes that he is entitled to a benefit under the Plan shall have the right to file with the Plan Administrator a written notice of claim for the benefit. The Plan Administrator shall follow the following procedures with respect to claims for benefits filed under the Plan.

(a)       Claims Other Than Under the Health Care Expense Account. For claims other than claims for benefits under the Health Care Expense Account, the Plan Administrator shall either grant or deny the claim within ninety (90) days after its receipt of written notice of the claim, unless special circumstances require an extension of time of up to an additional ninety (90) days for processing the claim and appropriate notice to the claimant of the extension is given before the end of the initial ninety-day period. Such notice shall describe the circumstances requiring the extension, the additional information needed to process the claim, if any, and the date by which the Plan Administrator expects to render a decision. Any delay on the part of the Plan Administrator in arriving at a decision shall not adversely affect benefits payable under a granted claim. The failure to pay interest on the value of a Participant’s Account during the processing of a claim shall not be deemed to be an adverse effect attributable to Plan Administrator delay.

(b)       Health Care Expense Account Claims. For claims for benefits under the Health Care Expense Account, the Plan Administrator will grant or deny the claim within thirty (30) days after its receipt of written notice of the claim, unless matters beyond the control of the Plan Administrator require an extension of time of up to an additional fifteen (15) days for processing the claim and notice to the claimant of the extension is given before the end of the initial thirty-day period. Such notice shall describe the circumstances requiring the extension, the additional information needed to process the claim, if any, and the date by which the Plan Administrator expects to render a decision. If additional information is required, the claimant shall have forty-five (45) days after his receipt of the notice to provide the Plan Administrator with the requested additional information. Any delay on the part of the Plan Administrator in arriving at a decision shall not adversely affect benefits payable under a granted claim. The failure to pay interest on the value of a Participant’s Account during the processing of a claim shall not be deemed to be an adverse effect attributable to Plan Administrator delay.

(c)       In the case of a denied claim, the Plan Administrator shall provide written notice to the claimant setting forth:

(1)       the specific reason for the denial;

(2)       specific reference to the pertinent Plan provisions on which the denial is based;

(3)       a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary;

(4)       an explanation of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review;

(5)       in the case of a claim for benefits under the Health Care Expense Account, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request; and

(6)       in the case of a claim for benefits under the Health Care Expense Account, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request.

5.8       Review of Denied Claim.

(a)       Any Participant who makes a claim that is denied shall have the right to appeal the denial of his claim to the Plan Administrator or the Appeals Fiduciary, as described in Subsection (b) for a full and fair review at any time within sixty (60) days (one-hundred eighty (180) days for claims under the Health Care Expense Account) after the claimant receives written notice of the denial.  In the event of an appeal, the Plan Administrator or the Appeals Fiduciary, as applicable, shall afford the claimant or his duly authorized representative the opportunity:

(1)       to request, free of charge, reasonable access to, and copies of all documents, records and other information relevant to the claim;

(2)       to submit written comments, documents, records, and other information relating to the denied claim to the reviewer; and

(3)       to a review that takes into account all comments, documents, records and other information submitted by the claimant or his duly authorized representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(b)       With respect to claims for benefits under the Health Care Expense Account, any appeal of a claim for benefits shall be reviewed by the Appeals Fiduciary. In deciding an appeal of any denial based in whole or in part on a medical judgment (including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational or not medically necessary or appropriate), the Appeals Fiduciary shall:

(1)       consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment; and

(2)       identify the medical and vocational experts whose advice was obtained on behalf of the Plan in connection with the denial without regard to whether the advice was relied upon in making the determination to deny the claim.

Notwithstanding the foregoing, the health care professional consulted pursuant to this Subsection (b) shall be an individual who was not consulted with respect to the initial denial of the claim that is the subject of the appeal or a subordinate of such individual.

(c)       The final decision of the Plan Administrator shall be made not later than sixty (60) days after its receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be made as soon as possible but not later than one hundred twenty (120) days after receipt of the request for review and only after appropriate notice to the claimant of such extension is given before the end of the initial 60-day period.  The notice shall indicate the special circumstances requiring the extension and the date by which the Plan Administrator or the Appeals Fiduciary, as applicable, expects to render a decision on the claim. The decision shall be communicated in writing in a manner calculated to be understood by the claimant and shall include the following:

(1)       the specific reasons for the decision;

(2)       specific references to pertinent Plan provisions on which the decision is based;

(3)       a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claimant’s claim for benefits; and

(4)       an explanation of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring an action under Section 502(a) of ERISA following the denial of the claim upon review;

(5)       in the case of a claim for benefits under the Health Care Expense Account, if an internal rule, guideline, protocol or other similar criterion is relied upon in making the adverse determination, either the specific rule, guideline, protocol or other similar criterion; or a statement that such rule, guideline, protocol or other similar criterion was relied upon in making the decision and that a copy of such rule, guideline, protocol or other similar criterion will be provided free of charge upon request;

(6)       in the case of a claim for benefits under the Health Care Expense Account, if a denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the denial, an explanation applying the terms of the Plan to the claimant’s medical circumstances or a statement that such explanation will be provided free of charge upon request; and

(7)       in the case of a claim for benefits under the Health Care Expense Account, a statement regarding the availability of other voluntary alternative dispute resolution options.

To the extent permitted by law, the Plan Administrator’s or the Appeals Fiduciary’s decision, as applicable, shall be final and binding on the claimant.  The decision of the Plan Administrator or the Appeals Fiduciary shall be the final review provided by the Plan.

5.9       Claims and Review Procedure for Insured Benefits. To the extent that benefits hereunder are provided by an insurance company, the provisions of Sections 5.7 and 5.8 shall not apply to claims for benefits, and claims shall be filed with and subject to review by the insurance company.

5.10     Prohibition of Discrimination. Any discretionary acts to be taken under the terms and provisions of the Plan by the Plan Administrator or by the Primary Sponsor shall be uniform in their nature and application to all those similarly situated, and no discretionary acts shall be taken that would be discriminatory under the provisions of the Code relating to cafeteria plans, as such provisions now exist or may from time to time be amended.

SECTION 6

AMENDMENT OR TERMINATION

6.1       Amendment of Plan. The Primary Sponsor, by action in writing approved by its governing body or its delegate pursuant to normal administrative procedures, may amend any or all provisions of the Plan at any time.

6.2       Termination of Plan. The Primary Sponsor, by action in writing approved by its governing body or its delegate pursuant to normal administrative procedures, may terminate the Plan in whole or in part. In the event of Plan termination, all Compensation reduction elections shall be revoked and no additional amounts shall be credited towards Insurance Coverage, Health Care Expense Accounts or Dependent Care Expense Accounts on a pre-tax basis.

6.3       Preservation of Rights. Termination or amendment of the Plan shall not affect the right of any Participant to claim reimbursement for expenses incurred prior to the termination or amendment, as the case may be, to the extent the expenses are reimbursable under the terms of the Plan prior to the effective date of the termination or amendment.

SECTION 7

ADOPTION OF PLAN BY AFFILIATES

Any trade or business related to the Primary Sponsor by function or operation and any Affiliate, if the trade or business or Affiliate is authorized to do so by a resolution adopted by the Primary Sponsor, may adopt the Plan by written action of the trade or business or Affiliate. Any adoption shall be evidenced by certified copies of resolutions of the board of directors or other appropriate governing body of the trade or business or Affiliate indicating the adoption. The resolution shall state and define the Effective Date for the purpose of the adopting trade or business or Affiliate. Each Plan Sponsor other than the Primary Sponsor may terminate its participation in the Plan (unless the termination of participation would adversely affect the status of the Plan under Section 125 of the Code as to any other Plan Sponsor) by written notice to the Primary Sponsor and written action of the Plan Sponsor evidenced by certified copies of resolutions of its board of directors or other appropriate governing body indicating the termination of participation.

SECTION 8

MISCELLANEOUS

8.1       Communication to Eligible Employees.  Each Plan Sponsor shall promptly notify all Eligible Employees of the availability and terms of the Plan.

8.2       No Employment Rights Created.  Neither the establishment of the Plan nor participation therein shall be construed as giving any Eligible Employee the right to continued employment with a Plan Sponsor.

8.3       Legally Enforceable.  All Plan Sponsors intend that the terms of the Plan, including those relating to coverage and benefits, are legally enforceable.

8.4       Unfunded Plan.  The Primary Sponsor shall have the authority to, but need not, establish a trust or other arrangement for holding contributions to the Plan.  Nothing contained in the Plan shall give any Participant any right, title, or interest in any property of a Plan Sponsor.

8.5       Nonalienation.  No benefit or other sum at any time reimbursable under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to the benefit, and any attempt to anticipate, sell, transfer, assign, pledge, encumber, or charge the same shall be void.

8.6       No Guarantee of Tax Consequences.  Neither the Plan Administrator nor a Plan Sponsor makes any commitment or guarantee that any amounts reimbursed under the Plan will be excludable from the Participant’s gross income for federal or state income tax purposes, or that any other federal or state tax treatment will apply to or be available to any Participant.  It shall be the obligation of each Participant to determine whether each reimbursement under the Plan is excludable from the Participant’s gross income for federal and state income tax purposes, and to notify the Plan Sponsor if the Participant has reason to believe that any reimbursement is not so excludable.

8.7       Notice of Address.  Each Participant shall file a current mailing address and any address change with the Plan Administrator.  Any mailing under the Plan which is addressed to a Participant’s most recent address so filed shall for all purposes be presumed to have been received by the Participant and the Plan Administrator shall not be obliged to search for or ascertain the Participant’s whereabouts.

8.8       Indemnification of Fiduciaries.  To the extent permitted by law, a Plan Sponsor shall indemnify and hold harmless the Plan Administrator, any Participant, any Eligible Employee, and any other person to whom the Plan Sponsor or the Plan Administrator has delegated fiduciary or other duties under the Plan, against any and all claims, losses, damages, expenses, and liabilities arising from any act or failure to act that constitutes or is alleged to constitute a breach of the person’s responsibilities in connection with the Plan under applicable law, unless the same is determined to be due to gross negligence, willful misconduct, or willful failure to act.

8.9       Indemnification of Plan Sponsor by Participants.  If any Participant receives payments under the Plan that are for taxable benefits, the Participant shall indemnify and reimburse a Plan Sponsor for any liability it may incur for failure to withhold federal or state income tax or Social Security tax from the reimbursements or payments.

8.10     Titles and Headings.  The titles and headings of the Sections of the Plan are placed herein for convenience of reference only, and in the case of any conflicts, the text of the Plan, rather than the titles or headings, shall control.

8.11     Gender and Number.  The masculine pronoun, wherever used herein, shall include the feminine pronoun, and the singular shall include the plural, except where the context requires otherwise.

8.12     Applicable Law.  The provisions of the Plan shall be construed according to the laws of the State of Tennessee, except as superseded by federal law, and in accordance with the Code.  The Plan is intended to be a cafeteria plan under Section 125 of the Code, and shall be construed accordingly.

SECTION 9

HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996

9.1       Compliance.  Pursuant to the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”) and the regulations promulgated thereunder, the Plan will comply with:

(a)       The Standards for Privacy of Individually Identifiable Health Information (the “Privacy Standards”) at 45 CFR, Part 160, Subpart A, and Part 164, Subpart E; and

(b)       Effective April 20, 2006, the Security Standards for the Protection of Electronic Protected Health Information (the “Security Standards”) at 45 CFR, Part 160, Subpart A, and Part 164, Subpart C.

9.2       Disclosure of Summary Health Information to the Plan Sponsor.

(a)       In accordance with the Privacy Standards, the Plan may disclose Summary Health Information to the Plan Sponsor, if the Plan Sponsor requests the Summary Health Information for the purpose of (1) obtaining premium bids from health plans for providing health insurance coverage under this Plan, or (2) modifying, amending or terminating the Plan.

(b)       “Summary Health Information” may be individually identifiable health information and it summarizes the claims history, claims expenses or the type of claims experienced by individuals in the Plan, but it excludes all identifiers that must be removed for the information to be de-identified, except that it may contain geographic information to the extent that it is aggregated by five-digit zip code.

9.3       Disclosure of Protected Health Information (“PHI”) to the Plan Sponsor for Plan Administration Purposes. In order that the Plan Sponsor may receive and use PHI for Plan Administration purposes, the Plan Sponsor agrees to:

(a)       Not use or further disclose PHI other than as permitted or required by the Plan documents or as required by law (as identified in the Privacy Standards);

(b)       Ensure that any agents, including a subcontractor, to whom the Plan Sponsor provides PHI received from the Plan agree to the same restrictions and conditions that apply to the Plan Sponsor with respect to such PHI;

(c)       Not use or disclose PHI for employment-related actions and decisions or in connection with any other benefit or employee benefit plan of the Plan Sponsor, except pursuant to an authorization which meets the requirements of the Privacy Standards;

(d)       Report to the Plan any PHI use or disclosure that is inconsistent with the uses or disclosures provided for of which the Plan Sponsor becomes aware;

(e)       Make available PHI in accordance with Section 164.524 of the Privacy Standards (45 CFR 164.524);

(f)        Make available PHI for amendment and incorporate any amendments to PHI in accordance with Section 164.526 of the Privacy Standards (45 CFR 164.526);

(g)       Make available the information required to provide an accounting of disclosures in accordance with Section 164.528 of the Privacy Standards (45 CFR 164.528);

(h)       Make its internal practices, books and records relating to the use and disclosure of PHI received from the Plan available to the Secretary of the U.S. Department of Health and Human Services (“HHS”), or any other officer or employee of HHS to whom the authority involved has been delegated, for purposes of determining compliance by the Plan with Part 164, Subpart E, of the Privacy Standards (45 CFR 164.500 et seq.);

(i)        If feasible, return or destroy all PHI received from the Plan that the Plan Sponsor still maintains in any form and retain no copies of such PHI when no longer needed for the purpose for which disclosure was made, except that, if such return or destruction is not feasible, limit further uses and disclosures to those purposes that make the return or destruction of the PHI infeasible; and

(j)        Ensure that adequate separation between the Plan and the Plan Sponsor, as required in Section 164.504(f)(2)(iii) of the Privacy Standards (45 CFR 164.504(f)(2)(iii)), is established as follows:

(1)       Such employees, or classes of employees, or other persons under the control of the Plan Sponsor as discussed in the Plan Sponsor’s HIPAA policies and procedures., shall be given access to the PHI to be disclosed.

(2)       The access to and use of PHI by the individuals described in Subsection (1) above shall be restricted to the Plan Administration functions that the Plan Sponsor performs for the Plan.

(3)       In the event any of the individuals described in Subsection (1) above do not comply with the provisions of the Plan documents relating to use and disclosure of PHI, the Administrator shall impose reasonable sanctions as necessary, in its discretion, to ensure that no further non-compliance occurs. Such sanctions shall be imposed in accordance with the Plan Sponsor’s current policy violation sanctions.

“Plan Administration” activities are limited to activities that would meet the definition of payment or health care operations, but do not include functions to modify, amend or terminate the Plan or solicit bids from prospective issuers. “Plan Administration” functions include quality assurance, claims processing, auditing, monitoring and management of carve-out plans, such as vision and dental. It does not include any employment-related functions or functions in connection with any other benefit or benefit plans.

The Plan shall disclose PHI to the Plan Sponsor only upon receipt of a certification by the Plan Sponsor that (x) the Plan documents have been amended to incorporate the above provisions, and (y) the Plan Sponsor agrees to comply with such provisions.

9.4       Disclosure of Certain Enrollment Information to the Plan Sponsor.   Pursuant to Section 164.504(f)(1)(iii) of the Privacy Standards (45 CFR 164.504(f)(1)(iii)), the Plan may disclose to the Plan Sponsor information on whether an individual is participating in the Plan or is enrolled in or has disenrolled from a health insurance issuer or health maintenance organization offered by the Plan to the Plan Sponsor.

9.5       Disclosure of PHI to Obtain Stop-loss or Excess Loss Coverage. The Plan Sponsor hereby authorizes and directs the Plan, through the Plan Administrator or the third party administrator, to disclose PHI to stop-loss carriers, excess loss carriers or managing general underwriters (MGUs) for underwriting and other purposes in order to obtain and maintain stop-loss or excess loss coverage related to benefit claims under the Plan. Such disclosures shall be made in accordance with the Privacy Standards.

9.6       Other Disclosures and Uses of PHI. With respect to all other uses and disclosures of PHI, the Plan shall comply with the Privacy Standards.

9.7       Disclosure of Electronic PHI to the Plan Sponsor for Plan Administration Purposes. In order that the Plan Sponsor may receive and use electronic PHI for Plan Administration purposes, the Plan Sponsor agrees to:

(a)       Implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the electronic PHI that it creates, receives, maintains or transmits on behalf of the Plan, as required by Part 164, Subpart C, of the Security Standards (45 CFR 164.300 et seq.);

(b)       Ensure that the adequate separation required by Section 164.504(f)(2)(iii) of the Privacy Standards (45 CFR 164.504(f)(2)(iii) is supported by reasonable and appropriate security measures;

(c)       Ensure that any agent, including a subcontractor, to whom it provides electronic PHI agrees to implement reasonable and appropriate security measures to protect the electronic PHI; and

(d)       Report to the Plan any Security Incident of which it becomes aware. “Security Incident” means the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with systems operations in an information system.

IN WITNESS WHEREOF, the Primary Sponsor has caused this Indenture to be executed as of the day and year first above written.

RUBY TUESDAY, INC.

By: /s/ Samuel E. Beall, III

Title: Chairman, CEO and President